Exhibit 21
Subsidiaries of the Registrant

The following table provides a listing of the direct and indirect operating subsidiaries of the Registrant as of December 31, 2012, the percent of voting stock held by the Registrant, and the jurisdiction of incorporation or organization in which each subsidiary was incorporated or organized.
Subsidiaries of the Registrant	Jurisdiction of Incorporation or Organization	Percentage Voting Stock Held by Registrant

Farmers Bank & Capital Trust Company	Kentucky	100%
United Bank & Trust Company	Kentucky	100%
First Citizens Bank	Kentucky	100%
Citizens Bank of Northern Kentucky, Inc.	Kentucky	100%
FCB Services, Inc.	Kentucky	100%
FFKT Insurance Services, Inc.	Kentucky	100%
EKT Properties, Inc.	Kentucky	100%
Farmers Capital Bank Trust I	Delaware	100%
Farmers Capital Bank Trust II	Delaware	100%
Farmers Capital Bank Trust III	Delaware	100%

Leasing One Corporation1	Kentucky
Farmers Bank Realty Co.1	Kentucky
EG Properties, Inc.1	Kentucky
Farmers Capital Insurance Corporation1	Kentucky
FORE Realty, LLC1	Kentucky
Farmers Fidelity Insurance Agency, LLP2	Kentucky
Austin Park Apartments, LTD3	Kentucky
Frankfort Apartments II, LTD4	Kentucky
ENKY Properties, Inc.5	Kentucky
EGT Properties6	Kentucky
NUBT Properties, LLC7	Kentucky
Flowing Creek Realty, LLC8	Indiana
St. Clair Properties, LLC9	Kentucky
WCO, LLC10	Kentucky
HBJ Properties, LLC11	Kentucky

1A wholly-owned subsidiary of Farmers Bank.
2A fifty percent (50%) owned LLP of Farmers Insurance.
3Farmers Bank has a 99% limited interest in this partnership.
4Farmers Bank has a 99.9% limited interest in this partnership.
5A wholly-owned subsidiary of Citizens Northern.
6A wholly-owned subsidiary of United Bank.
7EGT holds an 83% member interest and ENKY holds a 17% member interest.
8NUBT holds a 67% member interest and the remaining 33% interest is held by unrelated third parties.
9Farmers Bank has a 95% limited interest in this partnership.
10EG holds a 93.4% member interest and EGT holds a 6.6% member interest.
11A wholly-owned subsidiary of First Citizens Bank.